Exhibit 99.1

News Release

Puma Biotechnology Reports First Quarter 2026 Financial Results

Raising 2026 Revenue and Net Income Guidance Based on Increased Demand for NERLYNX

LOS ANGELES, Calif., May 7, 2026 - Puma Biotechnology, Inc. (NASDAQ: PBYI), a biopharmaceutical company, announced financial results for the first quarter ended March 31, 2026. Unless otherwise stated, all comparisons are for the first quarter 2026 compared to the first quarter 2025.

Product revenue, net consists entirely of revenue from sales of NERLYNX®, Puma’s first commercial product. Product revenue, net in the first quarter of 2026 was $42.0 million, compared to product revenue, net of $43.1 million in the first quarter of 2025.

Based on accounting principles generally accepted in the United States (GAAP), Puma reported a net loss of $3.8 million, or $0.07 per basic and diluted share, for the first quarter of 2026, compared to net income of $3.0 million, or $0.06 per basic and diluted share, for the first quarter of 2025.

Non-GAAP adjusted net loss was $1.9 million, or $0.04 per basic and diluted share, for the first quarter of 2026, compared to non-GAAP adjusted net income of $5.0 million, or $0.10 per basic and diluted share, for the first quarter of 2025. Non-GAAP adjusted net income excludes stock-based compensation expense. For a reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss) and GAAP net income (loss) per share to non-GAAP adjusted net income (loss) per share, please see the financial tables at the end of this news release.

Net cash provided by operating activities for the first quarter of 2026 was $15.4 million, compared to net cash provided by operating activities in the first quarter of 2025 of $3.6 million. At March 31, 2026, Puma had cash, cash equivalents and marketable securities of $101.5 million, compared to cash, cash equivalents and marketable securities of $97.5 million at December 31, 2025. Total debt at March 31, 2026 was $11.3 million, compared to total debt of $22.5 million at December 31, 2025. On May 4, 2026, Puma remitted the final payment of principal, interest and exit fees due under its 2021 Note Purchase Agreement, which reduced outstanding debt to zero and terminated all remaining obligations, other than customary continuing indemnification obligations.

“We are very pleased that the first quarter of 2026 marked another quarter of year-over-year demand increase resulting in our raising revenue guidance for 2026. According to our current forecasts, FY 2026 will mark our second consecutive year of NERLYNX demand increase year over year,” said Alan H. Auerbach, Chairman, Chief Executive Officer, and President of Puma. “We are also pleased with the interim data from ALISCA™-Breast1 and ALISCA™-Lung1, which appear to demonstrate an increased clinical effect of alisertib in biomarker subgroups where aurora kinase A appears to be playing a role. We look forward to continuing the development of alisertib in ALISCA™-Breast1 and ALISCA™-Lung1 while carefully managing our resources to achieve positive net income for this year.”

Mr. Auerbach added, “We anticipate the following key milestones over the next 12 months: (i) expansion of enrollment in ALISCA™-Breast1, a Phase II trial of alisertib in combination with endocrine treatment in patients with chemotherapy-naïve HER2-negative, hormone receptor-positive metastatic breast cancer to obtain more data in biomarker focused populations (H2 2026); (ii) expansion of ALISCA™-Lung1, a Phase II clinical trial of alisertib monotherapy for the treatment of patients with extensive stage small cell lung cancer (H2 2026); and (iii) presentation of updated data from ALISCA™-Breast1, a Phase II trial of alisertib in combination with endocrine treatment in patients with chemotherapy-naïve HER2-negative, hormone receptor-positive metastatic breast cancer (Q4 2026).”

Revenue

Total revenue consists of product revenue, net from sales of NERLYNX, Puma’s first commercial product, and royalty revenue. For the first quarter ended March 31, 2026, total revenue was $44.8 million, of which $42.0 million was net product revenue and $2.8 million was royalty revenue. This compares to total revenue of $46.0 million in the first quarter of 2025, of which $43.1 million was net product revenue and $2.9 million was royalty revenue.

Operating Costs and Expenses

Total operating costs and expenses were $48.6 million for the first quarter of 2026, compared to $42.0 million for the first quarter of 2025.

Cost of Sales

Cost of sales was $10.4 million for the first quarter of 2026, compared to $10.6 million for the first quarter of 2025. Cost of sales was relatively consistent year-over-year as our product bottle sales were relatively consistent.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $18.4 million for the first quarter of 2026, compared to $17.6 million for the first quarter of 2025. The $0.8 million increase resulted primarily from a $0.9 million increase in employee compensation and a $0.4 million increase in marketing and market access costs, partially offset by decreases in provision for credit losses, facility and equipment costs, and stock-based compensation expense totaling $0.4 million.

Research and Development Expenses

Research and development expenses were $19.8 million for the first quarter of 2026, compared to $13.8 million for the first quarter of 2025. The $6.0 million increase resulted primarily from an increase of approximately $5.2 million in clinical trial expense, primarily due to increased alisertib study activity, and an increase of approximately $0.7 million in employee compensation expense.

Total Other Income (Expenses)

Total other income was $0.4 million for the first quarter of 2026, compared to total other expenses of $0.7 million for the first quarter of 2025. The $1.1 million increase resulted primarily from a lower debt balance as the Company continued making principal payments during the three months ended March 31, 2026.

Second Quarter and Full Year 2026 Financial Outlook

	Second Quarter 2026	New Full Year 2026	Prior Full Year 2026
Net Product Revenue	$50–$52 million	$202–206 million	$194–$198 million
Royalty Revenue	$2–$3 million	$20–$23 million	$20–$23 million
License Revenue	$0	$0	$0
Total Revenue	$52–$55 million	$222–$229 million	$214–$221 million
Net Income*	$2–$4 million	$16–$19 million	$10–$13 million
Gross to Net Adjustment	27%–28%	26.5%–27.5%	27.5%–28.5%

*The outlook above does not include any potential adjustments for tax valuation allowance.

Conference Call

Puma Biotechnology will host a conference call to report its first quarter 2026 financial results and provide an update on the Company's business and outlook at 1:30 p.m. PDT/4:30 p.m. EDT on Thursday, May 7, 2026. The call may be accessed by dialing 1-877-709-8150 (domestic) or 1-201-689-8354 (international). Please dial in at least 10 minutes in advance and inform the operator that you would like to join the “Puma Biotechnology Conference Call.” A live webcast of the conference call and presentation slides may be accessed on the Investors section of the Puma Biotechnology website at https://www.pumabiotechnology.com. A replay of the call will be available approximately one hour after completion of the call and will be archived on Puma’s website for 90 days.

About Puma Biotechnology

Puma Biotechnology, Inc. is a biopharmaceutical company with a focus on the development and commercialization of innovative products to enhance cancer care. Puma in-licensed the global development and commercialization rights to PB272 (neratinib, oral) in 2011. Neratinib, oral was approved by the U.S. Food and Drug Administration in 2017 for the extended adjuvant treatment of adult patients with early stage HER2-overexpressed/amplified breast cancer, following adjuvant trastuzumab-based therapy, and is marketed in the United States as NERLYNX® (neratinib) tablets. In February 2020, NERLYNX was also approved by the FDA in combination with capecitabine for the treatment of adult patients with advanced or metastatic HER2-positive breast cancer who have received two or more prior anti-HER2-based regimens in the metastatic setting. NERLYNX was granted marketing authorization by the European Commission in 2018 for the extended adjuvant treatment of adult patients with early stage hormone receptor-positive HER2-overexpressed/amplified breast cancer and who are less than one year from completion of prior adjuvant trastuzumab-based therapy. NERLYNX® is a registered trademark of Puma Biotechnology, Inc.

In September 2022, Puma entered into an exclusive license agreement for the development and commercialization of the anti-cancer drug alisertib, a selective, small molecule, orally administered inhibitor of aurora kinase A. Initially, Puma intends to focus the development of alisertib on the treatment of small cell lung cancer and breast cancer. In February 2024, Puma initiated ALISCA™-Lung1, a Phase II clinical trial of alisertib monotherapy for the treatment of patients with extensive-stage small cell lung cancer. In November 2024, Puma initiated ALISCA™-Breast1, a Phase II clinical trial of alisertib in combination with endocrine therapy for the treatment of patients with HER2-negative, HR-positive metastatic breast cancer.

To help ensure patients have access to NERLYNX, Puma has implemented the Puma Patient Lynx support program to assist patients and healthcare providers with reimbursement support and referrals to resources that can help with financial assistance. More information on the Puma Patient Lynx program can be found at https://www.NERLYNX.com or by calling 1-855-816-5421.

Further information about Puma Biotechnology may be found at https://www.pumabiotechnology.com.

INDICATIONS

NERLYNX® (neratinib) tablets, for oral use, is a kinase inhibitor indicated:

●	As a single agent, for the extended adjuvant treatment of adult patients with early stage HER2-positive breast cancer, to follow adjuvant trastuzumab-based therapy.
●

In combination with capecitabine, for the treatment of adult patients with advanced or metastatic HER2-positive breast cancer, who have received two or more prior anti-HER2 based regimens in the metastatic setting.

Important Safety Information Regarding NERLYNX® (neratinib) U.S. Indication

CONTRAINDICATIONS: None

WARNINGS AND PRECAUTIONS:

●

Diarrhea: Manage diarrhea through either NERLYNX dose escalation or loperamide prophylaxis. If diarrhea occurs despite recommended prophylaxis, treat with additional antidiarrheals, fluids, and electrolytes as clinically indicated. Withhold NERLYNX in patients experiencing severe and/or persistent diarrhea. Permanently discontinue NERLYNX in patients experiencing Grade 4 diarrhea or Grade ≥ 2 diarrhea that occurs after maximal dose reduction.

●

Hepatotoxicity: Monitor liver function tests monthly for the first 3 months of treatment, then every 3 months while on treatment and as clinically indicated. Withhold NERLYNX in patients experiencing Grade 3 liver abnormalities and permanently discontinue NERLYNX in patients experiencing Grade 4 liver abnormalities.

●	Embryo-Fetal Toxicity: NERLYNX can cause fetal harm. Advise patients of potential risk to a fetus and to use effective contraception.

ADVERSE REACTIONS: The most common adverse reactions (reported in ≥ 5% of patients) were:

●

NERLYNX as a single agent: diarrhea, nausea, abdominal pain, fatigue, vomiting, rash, stomatitis, decreased appetite, muscle spasms, dyspepsia, AST or ALT increased, nail disorder, dry skin, abdominal distention, epistaxis, weight decreased, and urinary tract infection.

●

NERLYNX in combination with capecitabine: diarrhea, nausea, vomiting, decreased appetite, constipation, fatigue/asthenia, weight decreased, dizziness, back pain, arthralgia, urinary tract infection, upper respiratory tract infection, abdominal distention, renal impairment, and muscle spasms.

To report SUSPECTED ADVERSE REACTIONS, contact Puma Biotechnology, Inc. at 1-844-NERLYNX (1-844-637-5969) or FDA at 1-800-332-1088 or www.fda.gov/medwatch.

DRUG INTERACTIONS:

●

Gastric acid reducing agents: Avoid concomitant use with proton pump inhibitors. Separate NERLYNX by at least 2 hours before or 10 hours after H2-receptor antagonists. Or separate NERLYNX by at least 3 hours after antacids.

●	Strong CYP3A4 inhibitors: Avoid concomitant use.
●	P-gp and moderate CYP3A4 dual inhibitors: Avoid concomitant use.
●	Strong or moderate CYP3A4 inducers: Avoid concomitant use.
●	Certain P-gp substrates: Monitor for adverse reactions of P-gp substrates for which minimal concentration change may lead to serious adverse reactions when used concomitantly with NERLYNX.

USE IN SPECIFIC POPULATIONS:

●	Lactation: Advise women not to breastfeed.

Please see Full Prescribing Information for additional safety information.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Puma’s anticipated milestones and estimates of future financial results for the second quarter and full year 2026. All forward-looking statements involve risks and uncertainties that could cause Puma’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, which include, but are not limited to, any adverse impact on Puma’s business or the global economy and financial markets, any changes in Puma’s product candidates’ regulatory approvals, results from Puma’s clinical trials, any litigation involving Puma, any changes to Puma’s in-licensed intellectual property and the risk factors disclosed in the periodic and current reports filed by Puma with the Securities and Exchange Commission from time to time, including Puma’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Puma assumes no obligation to update these forward-looking statements, except as required by law.

Contacts

Alan H. Auerbach or Mariann Ohanesian, Puma Biotechnology, Inc., +1 424 248 6500

info@pumabiotechnology.com

ir@pumabiotechnology.com

David Schull, Russo Partners, +1 212 845 4200

david.schull@russopartnersllc.com

# # # # #

(Financial Tables Follow)

PUMA BIOTECHNOLOGY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions except share and per share data)

	Three Months Ended
	March 31,
	2026	2025
	(Unaudited)	(Unaudited)
Revenues:
Product revenue, net	$42.0	$43.1
Royalty revenue	2.8	2.9
Total revenue	44.8	46.0
Operating costs and expenses:
Cost of sales	10.4	10.6
Selling, general and administrative	18.4	17.6
Research and development	19.8	13.8
Total operating costs and expenses	48.6	42.0
(Loss) income from operations	(3.8)	4.0
Other income (expenses):
Interest income	1.0	1.1
Interest expense	(0.7)	(2.2)
Other income	0.1	0.4
Total other income (expenses), net	0.4	(0.7)
Net (loss) income before income taxes	(3.4)	3.3
Income tax expense	(0.4)	(0.3)
Net (loss) income	$(3.8)	$3.0
Net (loss) income per share of common stock—basic	$(0.07)	$0.06
Net (loss) income per share of common stock—diluted	$(0.07)	$0.06
Weighted-average shares of common stock outstanding—basic	50,845,130	49,595,697
Weighted-average shares of common stock outstanding—diluted	50,845,130	49,906,341

PUMA BIOTECHNOLOGY, INC. AND SUBSIDIARY

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

	March 31,	December 31,
	2026	2025
Cash and cash equivalents	$36.2	$29.6
Marketable securities	65.4	67.9
Working capital	82.5	81.4
Current portion of long-term debt	11.3	22.5
Stockholders’ equity	128.4	130.3

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Cash provided by (used in):
Operating activities	$15.4	$3.6
Investing activities	2.5	1.5
Financing activities	(11.3)	(11.3)
Net increase (decrease) in cash, cash equivalents and restricted cash	$6.6	$(6.2)

Use of Non-GAAP Measures

In addition to operating results as calculated in accordance with GAAP, Puma uses certain non-GAAP financial measures when planning, monitoring, and evaluating operational performance. The following table presents Puma’s net income and net income per share calculated in accordance with GAAP and as adjusted to remove the impact of stock-based compensation expense. For the three months ended March 31, 2026 and 2025, stock-based compensation represented approximately 5.0% and 6.4% of operating expenses, respectively, in each case excluding cost of sales and acquired in-process research and development. Puma’s management believes that these non-GAAP financial measures are useful to enhance understanding of Puma’s financial performance, are more indicative of its operational performance, and facilitate a better comparison among fiscal periods. These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures.

PUMA BIOTECHNOLOGY, INC. AND SUBSIDIARY

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and

GAAP Net Income (loss) Per Share to Non-GAAP Adjusted Net Income (Loss) Per Share

(in millions except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2026		2025
GAAP net (loss) income	$(3.8)		$3.0
Adjustments:
Stock-based compensation -
Selling, general and administrative (1)	1.1		1.2
Research and development (2)	0.8		0.8
Non-GAAP adjusted net (loss) income	$(1.9)		$5.0

GAAP net (loss) income per share—basic	$(0.07)		$0.06
Adjustment to net income (as detailed above)	0.03		0.04
Non-GAAP adjusted basic net (loss) income per share	$(0.04)	(3)	$0.10	(3)

GAAP net (loss) income per share—diluted	$(0.07)		$0.06
Adjustment to net (loss) income (as detailed above)	0.03		0.04
Non-GAAP adjusted diluted net (loss) income per share	$(0.04)	(4)	$0.10	(5)

(1) To reflect a non-cash charge to operating expense for selling, general, and administrative stock-based compensation.
(2) To reflect a non-cash charge to operating expense for research and development stock-based compensation.

(3) Non-GAAP adjusted basic net (loss) income per share was calculated based on 50,845,130 and 49,595,697 weighted-average shares of common stock outstanding for the three months ended March 31, 2026 and 2025, respectively.

(4) Potentially dilutive common stock equivalents (stock options restricted stock units and warrants) were not included in this non-GAAP adjusted diluted net loss per share for the three months ended March 31, 2026, as these shares would be considered anti-dilutive.
(5) Non-GAAP adjusted diluted net income per share was calculated based on 49,906,341 weighted-average shares of common stock outstanding for the three months ended March 31, 2025.